Exhibit 10.1

EXECUTION COPY

STRATEGIC ALLIANCE AGREEMENT

This Strategic Alliance Agreement (this “Agreement”), dated as of October 29, 2013, is made by and between TAURIGA SCIENCES, INC., a Florida corporation (“Tauriga”) and Bacterial Robotics, LLC an Ohio limited liability company “Bacterial Robotics”).  Tauriga and Bacterial Robotics are hereinafter referred to collectively as the “Parties” and each separately as a “Party.”

RECITALS

WHEREAS, Bacterial Robotics owns certain patents and/or other Intellectual Property (as defined in Section 1.1 below) relating generally to development of genetically modified micro-organisms (GMOs) and GMOs tailored to perform one or more specific functions, one such GMO being adapted to clean polluting molecules from wastewater, such GMO being referred to herein as the existing BactoBot technology (the “BR Technology”)

WHEREAS, the Parties wish for Bacterial Robotics to develop a nuclear wastewater remediation and/or nuclear wastewater-to-value product (the “NuclearBot Technology”).

WHEREAS, once a the NuclearBot Technology whitepaper is developed and accepted by Tauriga for product development based upon Intellectual Property owned by Bacterial Robotics, the Parties desire to engage in joint, collaborate efforts and create a strategic relationship through the formation of a joint venture (the “JV”) in which Tauriga will be the majority and controlling owner and pursuant to which they will use the NuclearBot Technology to further the growth of the nuclear wastewater treatment market (the “Field of Use”) and further the individual strategic objectives of each of the Parties.

WHEREAS, Bacterial Robotics desires to grant to Tauriga (or its affiliated assignee) and Tauriga desires to obtain from Bacterial Robotics a right of first refusal to obtain a 10-year, fully-paid, worldwide license agreement to license the NuclearBot Technology for Tauriga and/or the JV to make, have made, sell, offer for sale and distribute products and services utilizing the NuclearBot Technology (i) exclusively in the Field of Use; and (ii) non-exclusively in all other fields of use (such agreement will be called the “Definitive License Agreement”).

WHEREAS, Bacterial Robotics desires to appoint Tauriga (or its affiliated assignee) as an authorized Bacterial Robotics marketing and sales representative of products and services utilizing the NuclearBot Technology and BR Technology in all fields of use on an exclusive basis in the Field of Use and on a non-exclusive basis in other fields of use (such agreement will be called, the “Definitive Reseller Agreement” together with the Definitive License Agreement, the “Definitive Agreements”).

WHEREAS, in consideration therefore, Tauriga desires to grant Bacterial Robotics (or its assignee) and Bacterial Robotics desires to subscribe for a Warrant (“Warrant”) exercisable for a period of five (5) years for up to 75,000,000 shares (plus an amount, if any, to cover a cashless exercise related to the strike price, collectively, the “Warrant Shares”) of its Common Stock, $0.00001 par value per share (the “Common Stock”), and registration rights as to 35,000,000 of such Warrant Shares.

NOW, THEREFORE, in consideration for the mutual covenants and promises contained in this Agreement, intending to be legally bound hereby, the Parties agree as follows:

ARTICLE 1

STRATEGIC ALLIANCE

1.1 Market Development; Definitive Agreements.

(i) The purpose of this Agreement is, in part, to develop a relationship between the Parties for the  research and development of the NuclearBot Technology that will be marketed and monetized pursuant to the Definitive Agreements.  Accordingly, subject to the terms of this Agreement, (a) Bacterial Robotics agrees to develop a whitepaper, which may be delivered as a readable electronic file, on the subject of utilizing the NuclearBot Technology in the cleansing of nuclear wastewater created in the operation of a nuclear power plant (the “Whitepaper”), which Bacterial Robotics shall deliver to Tauriga within ninety (90) days of this Agreement, which may be extended upon mutual agreement based upon unexpected complexities, and (b) the Parties agree to use commercially reasonable efforts in good faith to (1) identify prospective pilot programs, projects and opportunities for the NuclearBot Technology for the Parties to strategically and jointly pursue, (2) enter into a joint venture, in which Tauriga will be the majority and controlling owner, for the purpose of (A) marketing and selling products and services utilizing the NuclearBot Technology, (B) sublicensing the NuclearBot Technology and (C) owning all improvements to the NuclearBot Technology, and other inventions and Intellectual Property, jointly developed by the Parties and (3) negotiate the terms and conditions of the Definitive Agreements.

(ii) The transactions concerning the NuclearBot Technology described in this Agreement will be subject to and conditioned upon the negotiation, execution and delivery of the Definitive Agreements between the Parties and, with respect to the Definitive License Agreement, the JV, each of which will include, amongst other things, licenses, representations and warranties, covenants, revenue sharing, indemnities and conditions typical to transactions of this type and nature.  None of the Parties shall have any obligation to consummate the transactions concerning the NuclearBot Technology described herein unless and until the Definitive Agreements are agreed upon, executed and delivered by the Parties, and then only in accordance with the terms, conditions and provisions thereof.

(iii) From and after the date hereof and until execution of the Definitive Agreements, the Parties  agree to act in good faith and cooperate with the other Party’s due diligence investigation with respect to the NuclearBot Technology and to provide the other party and its employees, agents, advisors and representatives (the “Representatives”) prompt access, at all reasonable times and upon reasonable notice to relevant findings, filings, work papers, and information regarding development of the NuclearBot Technology, whether held with Bacterial Robotics, its accountants, legal advisors or its other Representatives.

1.2 Right of First Refusal.

(i) In the event that Bacterial Robotics (i) desires to sell, assign, license (whether or not exclusively), pledge or otherwise transfer or encumber (“Transfer”) its rights, title and interest in and to the NuclearBot Technology or any Intellectual Property related thereto, or (ii) desires to appoint a third-party as an authorized reseller, distributor or marketer of the NuclearBot Technology then Bacterial Robotics shall so notify Tauriga in writing and Tauriga (or its affiliated assignee) shall have the right to license the NuclearBot Technology, pursuant to the terms of the Definitive License Agreement set forth herein and such other terms that the Parties shall negotiate, in good faith.

(ii) For the purposes of this Agreement, “Intellectual Property” means any and all of the following and all rights that are protectable under applicable law in, arising out of, or associated therewith throughout the world: patents, and patent applications, inventions (whether or not patentable), discoveries, trade secrets, confidential or proprietary information and know how, trade names, logos, trademarks, Internet domain names and URLs, copyrights, works of authorship, computer programs, source code and executable code, compilers, application programming interfaces, architectures, documentation, data, data structures, databases, technology, tools, techniques, methods, processes, formulae, patterns, algorithms and specifications, customer lists and supplier lists and any and all embodiments of the foregoing in any form and embodied in any media, all proprietary trade secrets, scientific, technical and commercial data, drawings, designs, plans, operating experience and techniques, testing results, regulatory submissions, methods of manufacture, specifications, processes, procedures, inventions and other information of any kind, which is not generally known in the industry, whether patentable or not.

(iii) Standstill.  Notwithstanding Section 1.2 hereof, from and after the date hereof and for a period of ninety (90) days from the date of Tauriga’s receipt of an approved copy of the Whitepaper, the Parties shall not, and shall not permit its affiliates, subsidiaries, parent company, shareholders, officers, directors or Representatives to, directly or indirectly: (i) solicit, initiate, knowingly encourage or knowingly facilitate any inquiries with respect to, or the making, submission or announcement of, any offer or proposal for a Competing Proposal (as defined below), (ii) participate in any discussions or negotiations regarding, or furnish to any person any nonpublic information with respect to, any Competing Proposal, (iii) engage in discussions with any person with respect to any Competing Proposal, except as to the existence of these provisions, (iv) approve, endorse or recommend any Competing Proposal, or (v) enter into any letter of intent or similar document or any contract, agreement or commitment contemplating any Competing Proposal or transaction contemplated thereby.  Each such person will immediately cease any and all existing activities, discussions or negotiations with any third parties conducted heretofore with respect to any Competing Proposal.  For purposes of this Agreement, a “Competing Proposal” means any inquiry, proposal or offer from any person relating to any direct or indirect (i) Transfer of all or any portion of the NuclearBot Technology or any Intellectual Property related thereto , or (ii) appointment of a third-party as an authorized reseller, distributor or marketer of the NuclearBot Technology, other than the transactions contemplated by this Agreement.

1.3 Licensing Covenants.  Bacterial Robotics covenants that, with respect to the NuclearBot Technology and all Intellectual Property related thereto, Bacterial Robotics shall, at a minimum, provide the following representations and warranties in the Definitive Agreements:

(i) (A) It has not licensed any of the NuclearBot Technology, or any Intellectual Property related thereto, and further does not and will not have any obligation to license any NuclearBot Technology, or any Intellectual Property related thereto, (B) it owns all rights, title and interest in and to the NuclearBot Technology and the related Intellectual Property related thereto and the Intellectual Property protecting the NuclearBot Technology has, where appropriate, been filed, prosecuted and maintained at the respective registration offices in accordance with all applicable laws and regulations, in each case where the failure to comply with such law or regulation would render such patents invalid or unenforceable, in whole or in part (the “Registrations”), (C) the patents included in the Intellectual Property protecting the NuclearBot Technology  are not, as of the date hereof, the subject of any re-issue, interference, opposition or appeal proceedings, and (D) no third party has, as of the date hereof, filed, pursued or maintained or expressly threatened to file, pursue or maintain any claim, lawsuit, charge, complaint or other action alleging that such Intellectual Property protecting the NuclearBot Technology is invalid or unenforceable.

(ii) None of the NuclearBot Technology, or any Intellectual Property related thereto, nor Bacterial Robotics’ or Bacterial Robotics’ use thereof, is subject to any pending or, to the best of Bacterial Robotics’ and Bacterial Robotics’ knowledge, threatened, legal action, proceeding or other challenge, nor to the best of Bacterial Robotics’ and Bacterial Robotics’ knowledge, does any basis for any such legal action, proceeding or other challenge exist.  To the best of Bacterial Robotics’ and Bacterial Robotics’ knowledge, no third party is practicing or infringing any of the NuclearBot Technology or any Intellectual Property related thereto.  Bacterial Robotics has not received any opinion from its legal counsel that any of the NuclearBot Technology or any Intellectual Property related thereto is invalid or infringes upon the rights of others.

1.4 Further Assurances. From and after the date hereof, upon the request of a Party, the other Party will do, execute, acknowledge and deliver all such further acts, assurances, deeds, assignments, transfers, conveyances and other instruments and papers as may be reasonably required or appropriate to carry out the intents and purposes of the foregoing provisions.

ARTICLE 2

CONSIDERATION; ISSUANCE OF WARRANTS

2.1 Compensation. As consideration for the foregoing, Tauriga will pay Bacterial Robotics on the date that is three (3) business days after the date hereof (the “Closing Date”), by wire transfer in immediately available funds to an account specified in writing by Bacterial Robotics, an amount equal to twenty five thousand dollars ($25,000). Within three (3) business days of the acceptance and explicit written approval by Tauriga of the Whitepaper to move to development of Intellectual Property related to the NuclearBot Technology, Tauriga will wire transfer in immediately available funds to an account specified in writing by Bacterial Robotics, an amount equal to twenty five thousand dollars ($25,000).  The second of such payment shall constitute the fee in consideration for Bacterial Robotic’s licensing of the NuclearBot Technology.

2.2 Issuance of Warrants. In further consideration for the foregoing, Bacterial Robotics (or one of its subsidiaries as Bacterial Robotics’ assignee, which shall be selected and disclosed to Tauriga at least one business day prior to the closing of this transaction) hereby subscribes for, and, immediately upon execution and delivery hereof, Tauriga will issue to Bacterial Robotics (or its subsidiary assignee) and Bacterial Robotics (or its subsidiary assignee) will acquire from Tauriga, a five (5) year Warrant for up to 75,000,000 shares substantially in the form attached hereto. In a cashless exercise, the Warrant Shares kept by the Company to cover the exercise price shall be taken first from the unregistered Warrant Shares.  In connection with any cashless exercise under the Warrant, the Company shall also issue such number of additional shares of Common Stock necessary and as related to the exercise price to Bacterial Robotics, or its designated assignee. For the sake of clarity regarding the mechanics of the cashless exercise set forth herein and in the Warrant, assuming the full exercise of the Warrant by Bacterial Robotics, Bacterial Robotics will receive in its possession to trade under applicable rules of the Securities and Exchange Commissions and such listing exchange of the Company, a net aggregate total of 75,000,000 shares of Common Stock of the Company arising from this Strategic Alliance Agreement and the Warrant. In the event that the Warrant (or any re-issued Warrant following a partial exercise) is subscribed for and purchased by a subsidiary or assignee of Bacterial Robotics, as a condition to Tauriga’s obligation to issue the Warrant hereunder, Bacterial Robotics shall cause such subsidiary or assignee to become a party to this Agreement for the purposes of Article 2, Article 3, Sections 4.1, 4.2, Article 5, Article 6 and Article 7 hereof and all representations, warranties and covenants and obligations of Bacterial Robotics shall apply to such subsidiary or assignee (or, as applicable, shall additionally apply to such subsidiary or assignee).

ARTICLE 3

NON-DISCLOSURE AND CONFIDENTIALITY.

3.1 Confidential Information.  For the purposes of this Agreement, “Confidential Information” means any and all Intellectual Property, proprietary trade secrets, inventions and other information of any kind, which is not generally known in the industry, whether patentable or not or other information (whether oral, written, or in any other form), including the terms of this Agreement that are not generally known in the industry, whether or not such oral information is expressly identified as confidential or proprietary (written materials should be marked as “Confidential”), and whether discussed or provided during licensing discussions or subsequent to acceptance of this Agreement, specifically including, but not limited to, all ideas, designs, drawings, specifications, techniques, models, experience, policies, practices, methods, strategies, unannounced future products, scientific, technical and commercial data, plans, operating experience and techniques, testing results, regulatory submissions, methods of manufacture, specifications, other Intellectual Property rights, software programs and formats, source codes, contracts, documents, lists, files, records, data, test data, prototypes, samples, clients and customers, client and customer lists, licenses, financial information, operating information, technical information, marketing information, and personnel information.  Confidential Information shall include any and all non-public information relating to the NuclearBot and BR Technology and the Intellectual Property related thereto.  Confidential Information is covered by this Agreement in all media, forms of expression and communications now known or later developed, including but not limited to intangible forms such as unrecorded knowledge, ideas or conceptions, or in electronic format such as computer files, or in tangible written documents.  The terms of the Agreement shall be kept confidential.

3.2 Restrictions on Disclosure. As part of each Party’s covenant to protect the confidentiality of the other Party’s Confidential Information disclosed pursuant to this Agreement, each Party, as the receiving Party agrees that:

(i) it will use the Confidential Information solely to fulfill its obligations pursuant to this Agreement,

(ii) it will receive and maintain Confidential Information in confidence and not disclose any Confidential Information to third parties without the prior written consent of the disclosing Party;

(iii) it will exercise reasonable efforts to prevent third parties from gaining access to Confidential Information;

(iv) it may reveal and communicate Confidential Information to its employees only when and to fulfill its obligations pursuant this Agreement;

(v) it will inform its employees of the proprietary interest of the disclosing Party in the Confidential Information and of the obligations of the receiving Party with respect thereto, and will be responsible for any breach of this Agreement by its employees; and

(vi) it shall not quantitatively or qualitatively analyze, reverse engineer or disassemble any materials disclosed to it that embody Confidential Information, except as may be reasonably necessary for a Party to exercise its rights or perform its obligations hereunder.

3.3 Exclusions.  The confidentiality and nondisclosure provisions of this Agreement will not apply to Confidential Information which:

(i) was properly known to the receiving Party prior to receipt thereof from the disclosing Party as evidenced through reasonable supporting documentation;

(ii) is or becomes generally publicly available, other than by violation of this Agreement by the receiving Party;

(iii) becomes available to the receiving Party from a source, other than the disclosing Party, which is entitled to disclose it; or

(iv) is independently developed by employees of the receiving Party who have had no access to the Confidential Information disclosed pursuant to this Agreement.

3.4 Compelled Disclosure.  The receiving Party may disclose Confidential Information to the extent that it is required to do so by law or a competent tribunal, provided that the receiving Party has given timely notice to the disclosing Party of such legal obligation, enabling the disclosing Party to seek a protective order or other appropriate remedy, or waive compliance with appropriate provisions of this Agreement, and the receiving party continues to protect the Confidential Information in its possession after the required disclosure.

3.5 Ongoing Obligations.  All obligations of confidentiality and nondisclosure with respect to Confidential Information shall survive any expiration or termination of this Agreement and will continue until the later of five (5) years from the date of expiration or termination of this Agreement or such time as the Confidential Information falls within one of the exceptions set forth in Section 3.2, except to the extent any Confidential Information constitutes a trade secret, in which case the confidentiality obligations contained herein will continue for as long as such Confidential Information remains a trade secret. Upon any expiration or termination of this Agreement, and upon the request of the disclosing Party, the receiving Party shall promptly return to the disclosing Party all documents and other tangible media containing Confidential Information, and all copies thereof.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES

4.1 Mutual Representations and Warranties.  Each Party hereto represents and warrants to the other that: (a) it is duly formed, validly existing and in good standing under the laws of its jurisdiction of formation, (b) it has the full right and power to enter into and fully perform this Agreement in accordance with its terms, (c) this Agreement constitutes a legal, valid and binding agreement of such Party, enforceable against such Party in accordance with its terms, (d) its execution, delivery and performance of this Agreement does not require consent from any third party and will not violate (with the lapse of time or giving of notice or both) rights granted by such Party to any third party or violate or otherwise interfere with the provisions of any agreement to which such Party is a party or otherwise bound, preclude such Party from complying with the provisions hereof, or violate any applicable law or regulation or judicial order, and (e) it will comply with all applicable laws and regulations, and obtain any required approvals in the connection with its rights and obligations pursuant to this Agreement.

(i) Bacterial Robotics Representations and Warranties.  In addition to the representations and warranties provided pursuant to Section 4.1, Bacterial Robotics further represents and warrants that Bacterial Robotics is acquiring the Warrant as principal for its own account for investment purposes only and not with a view to or for distributing or reselling such Warrant or Warrant Shares or any part thereof, without prejudice, however, to Bacterial Robotics’ right at all times to sell or otherwise dispose of all or any part of such Warrant or Warrant Shares in compliance with applicable federal and state securities laws. Bacterial Robotics is acquiring the Warrant hereunder in the ordinary course of its business. Bacterial Robotics does not have any agreement or understanding, directly or indirectly, with any person to distribute any of the Warrant or Warrant Shares.

(ii) At the time Bacterial Robotics was offered the Warrant, it was, and as of the Closing Date, it will be, an “accredited investor” as defined in Rule 501(a) under the Securities Act of 1933, as amended (the “Securities Act”). Bacterial Robotics is not a registered broker-dealer under Section 15 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(iii) Bacterial Robotics acknowledges that it has reviewed the reports filed by Tauriga under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) of the Exchange Act (the “Disclosure Materials”) and has been afforded (A) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, Representatives of Tauriga concerning the Disclosure Materials, terms and conditions of the offering of the Warrant and the merits and risks of ownership in, and accepting as compensation of, the Warrant, (B) access to information about Tauriga and its financial condition, results of operations, business, properties, management and prospects sufficient to enable Bacterial Robotics to evaluate its investment; and (C) the opportunity to obtain such additional information that Tauriga possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.

(iv) Bacterial Robotics, either alone or together with its Representatives has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Warrant and Warrant Shares, and has so evaluated the merits and risks of such investment.  Bacterial Robotics understands that it must bear the economic risk of this investment in the Warrant and Warrant Shares indefinitely, and is able to bear such risk and is able to afford a complete loss of such investment.

(v) Bacterial Robotics understand that the shares to be received upon exercise of the Warrant(s) are characterized as “restricted securities” under the U.S. federal securities laws inasmuch as they are being acquired from Tauriga in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances.

(vi) Bacterial Robotics understands that certificates evidencing the Warrant and Warrant Shares may bear the legend set forth in Section 5.1.

(vii) Bacterial Robotics has not directly or indirectly, nor has any person acting on behalf of or pursuant to any understanding with Bacterial Robotics, engaged in any transactions in the securities of Tauriga (including, without limitations, any short sales involving Tauriga’s securities) since the earlier to occur of (A) the time that Bacterial Robotics and Tauriga first commenced discussions involving issuance of the Warrant, and (B) the 30th day prior to the date of this Agreement. Bacterial Robotics covenants that neither it nor any person acting on its behalf or pursuant to any understanding with it will engage in any transactions in the securities of Tauriga (including short sales) prior to the time that the transactions contemplated by this Agreement are publicly disclosed.

(viii) Bacterial Robotics has independently evaluated the merits of its decision to obtain Warrant, and Bacterial Robotics confirms that it has not relied on the business or legal advice of Tauriga or its Representatives in making its investment decision hereunder, and confirms that no such person has made any representations or warranties to Bacterial Robotics in connection with the transactions contemplated hereby other than as set forth herein.

4.2 Tauriga Representations and Warranties.

(i) In addition to the representations and warranties provided pursuant to Section 4.1, Tauriga further represents and warrants that:

(ii) Assuming the correctness of the representations and warranties of Bacterial Robotics set forth in this Agreement, the Warrant hereunder, and any Warrant Shares issued thereunder, are exempt from registration under the Securities Act.  Neither Tauriga nor any person acting on behalf of Tauriga has offered or sold the Warrant or any underlying securities thereunder by any form of general solicitation or general advertising.  Tauriga has offered the Warrant for sale and issuance only to Bacterial Robotics in reliance of Bacterial Robotics’ representation that it is an “accredited investor” within the meaning of Rule 501 under the Securities Act.

(iii) Tauriga is not, and is not an affiliate of, and immediately following the delivery of the Warrant will not have become, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(iv) The Warrant has been duly authorized.  The Warrant Shares, when issued and paid for in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable, free and clear of all liens.

(v) Tauriga is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority (a “Governmental Authority”) or other person in connection with the execution, delivery and performance by Tauriga of this Agreement and the consummation of the transactions contemplated hereby, other than (i) the filing with the Securities and Exchange Commission (the “SEC”) of one or more Registration Statements in accordance with the requirements of Article  6 of this Agreement, (ii) filings required by state securities laws, and (iii) the filing of a Notice of Sale of Securities on Form D with the SEC under Regulation D of the Securities Act.

ARTICLE 5

TRANSFER RESTRICTIONS

5.1 Transfer Restrictions.

(i) Bacterial Robotics covenants that the Warrant and Warrant Shares will only be Transferred pursuant to an effective registration statement under, and in compliance with the requirements of, the Securities Act or pursuant to an available exemption from the registration requirements of the Securities Act, and in compliance with any applicable state securities laws.  In connection with any Transfer of Shares other than pursuant to an effective registration statement or to Tauriga, or pursuant to Rule 144, Tauriga may require the transferor to provide to Tauriga an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to Tauriga, to the effect that such Transfer does not require registration under the Securities Act.

(ii) Bacterial Robotics agrees to the imprinting, until no longer required by Section 5.1(iii), of the following legend on any certificate evidencing any of the Warrant and Warrant Shares:

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS.

(iii) Certificates evidencing the Warrant(s) and/or Warrant Shares shall not be required to contain such legend or any other legend (A) while a registration statement (including the Registration Statement) covering the resale of such securities is effective under the Securities Act, (B) following any sale of such Warrant or Warrant Shares, as applicable, pursuant to Rule 144 if the holder provides Tauriga with a legal opinion (and the documents upon which the legal opinion is based) reasonably acceptable to Tauriga to the effect that the Shares can be sold under Rule 144, (C) if the Warrant or Warrant Shares, as applicable, are eligible for sale under Rule 144, or (D) if the holder provides Tauriga with a legal opinion (and the documents upon which the legal opinion is based) reasonably acceptable to Tauriga to the effect that the legend is not required under applicable requirements of the Securities Act (including controlling judicial interpretations and pronouncements issued by the staff of the SEC).

ARTICLE 6

REGISTRATION RIGHTS

6.1 Registration Statement.

(i) On or prior to the thirtieth (30th) day after issuance of the executed Warrant, or, if such date is not a business day, the next date that is a business day, Tauriga shall prepare and file with the SEC a registration statement filed on the appropriate form (a “Registration Statement”) covering  up to a total of 35,000,000 of the Warrant Shares (together with any securities issued or issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing) (the “Registrable Securities”) for an offering to be made on a continuous basis pursuant to Rule 415.

(ii) Tauriga shall use its commercially reasonable efforts to cause the Registration Statement to be declared effective by the SEC as promptly as possible after the filing thereof, but in any event prior to the Required Effectiveness Date, and shall use its commercially reasonable efforts to keep the Registration Statement continuously effective under the Securities Act until the earlier of the date that all Registrable Securities covered by such Registration Statement have been sold or can be sold publicly under Rule 144 (the “Effectiveness Period”).  “Required Effectiveness Date” means (i) if the Registration Statement does not become subject to review by the SEC, the date which is the earliest of (a) ninety (90) days after the Closing Date or (b) five (5) business days after Tauriga receives notification from the SEC that the Registration Statement will not become subject to review, or (ii) if the Registration Statement becomes subject to review by the SEC, the date which is the earliest of (a) one hundred and fifty (150) days after the Closing Date or (b) five (5) business days after Tauriga receives notification from the SEC that the SEC has no further comment to the Registration Statement.

(iii) Tauriga shall notify Bacterial Robotics in writing promptly (and in any event within two (2) business days) after receiving notification from the SEC that the Registration Statement has been declared effective.

(iv) Notwithstanding anything in this Agreement to the contrary, after sixty (60) consecutive business days of continuous effectiveness of the initial Registration Statement filed and declared effective pursuant to this Agreement, Tauriga may, by written notice to Bacterial Robotics, suspend sales under a Registration Statement after the effective date thereof and/or require that Bacterial Robotics immediately cease the sale of shares pursuant thereto and/or defer the filing of any subsequent Registration Statement if Tauriga is engaged in a material merger, acquisition or sale and the Board of Directors determines in good faith, by appropriate resolutions, that, as a result of such activity: (A) it would be materially detrimental to Tauriga (other than as relating solely to the price of the Common Stock) to maintain a Registration Statement at such time, or (B) it is in the best interests of Tauriga to suspend sales under such Registration Statement at such time.  Upon receipt of such notice, Bacterial Robotics shall immediately discontinue any sales of Registrable Securities pursuant to such registration until Bacterial Robotics is advised in writing by Tauriga that the current prospectus included in the Registration Statement or amended prospectus, as applicable, may be used.  In no event, however, shall this right be exercised to suspend sales beyond the period during which (in the good faith determination of Tauriga’s Board of Directors) the failure to require such suspension would be materially detrimental to Tauriga.  Tauriga’s rights under this Section 6.1(iv) may be exercised for a period of no more than twenty (20) business days at a time and not more than three times in any twelve (12)-month period.  Immediately after the end of any suspension period under this Section 6.1(iv), Tauriga shall take all necessary actions (including filing any required supplemental prospectus) to restore the effectiveness of the applicable Registration Statement and the ability of Bacterial Robotics to publicly resell the Registrable Securities pursuant to such effective Registration Statement.

(v) Tauriga shall not, from the date hereof until the effective date of the Registration Statement, prepare and file with the SEC a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than any registration statement or post-effective amendment to a registration statement (or supplement thereto) relating to Tauriga’s employee benefit plans registered on Form S-8, if any.

6.2            Registration Procedures.  In connection with Tauriga’s registration obligations hereunder, Tauriga shall:

(i) Not less than three (3) business days prior to the filing of a Registration Statement or any related prospectus or any amendment or supplement thereto, furnish via email to Bacterial Robotics copies of all such documents proposed to be filed, which documents (other than any document that is incorporated or deemed to be incorporated by reference therein) will be subject to the review of Bacterial Robotics.  Tauriga shall reflect in each such document when so filed with the SEC such comments regarding Bacterial Robotics and the plan of distribution as Bacterial Robotics may reasonably and promptly propose no later than two (2) business days after Bacterial Robotics has been so furnished with copies of such documents as aforesaid.

(ii) Subject to Section 6.1(iv), prepare and file with the SEC such amendments, including post-effective amendments, to each Registration Statement and the Prospectus used in connection therewith as may be necessary to keep the Registration Statement continuously effective, as to the applicable Registrable Securities for the Effectiveness Period and prepare and file with the SEC such additional Registration Statements in order to register for resale under the Securities Act all of the Registrable Securities, (ii) cause the related prospectus to be amended or supplemented by any required prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424, (iii) respond as promptly as reasonably possible, and in any event within twelve (12) business days (except to the extent that Tauriga reasonably requires additional time to respond to accounting comments), to any comments received from the SEC with respect to the Registration Statement or any amendment thereto, and (iv) comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by the Registration Statement during the applicable period in accordance with the intended methods of disposition by Bacterial Robotics thereof set forth in the Registration Statement as so amended or in such prospectus as so supplemented.

(iii) Notify Bacterial Robotics as promptly as reasonably possible, and (if requested by Bacterial Robotics) confirm such notice in writing no later than two (2) business days thereafter, of any of the following events:  (A) the SEC notifies Tauriga whether there will be a “review” of any Registration Statement, (B) the SEC comments in writing on any Registration Statement, (C) any Registration Statement or any post-effective amendment is declared effective, (D) the SEC or any other federal or state governmental authority requests any amendment or supplement to any Registration Statement or prospectus or requests additional information related thereto, (E) the SEC issues any stop order suspending the effectiveness of any Registration Statement or initiates any proceedings for that purpose, (F) Tauriga receives notice of any suspension of the qualification or exemption from qualification of any Registrable Securities for sale in any jurisdiction, or the initiation or threat of any proceeding for such purpose, or (G) the financial statements included in any Registration Statement become ineligible for inclusion therein or any Registration Statement or prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(iv) Use its commercially reasonable efforts to avoid the issuance of or, if issued, obtain the withdrawal of (A) any order suspending the effectiveness of any Registration Statement, or (B) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, as soon as possible.

(v) If requested by Bacterial Robotics, provide Bacterial Robotics without charge, at least one conformed copy of each Registration Statement and each amendment thereto, including financial statements and schedules, and all exhibits to the extent requested by Bacterial Robotics (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the SEC.

(vi) Promptly deliver to Bacterial Robotics, without charge, as many copies of the prospectus or prospectuses (including each form of prospectus) and each amendment or supplement thereto as Bacterial Robotics may reasonably request. Tauriga hereby consents to the use of such prospectus and each amendment or supplement thereto by Bacterial Robotics in connection with the offering and sale of the Registrable Securities covered by such prospectus and any amendment or supplement thereto to the extent permitted by federal and state securities laws and regulations.

(vii) (A) In the time and manner required by the OTC Bulletin Board or such other securities exchange on which Tauriga’s Common Stock is listed or quoted for trading on the date in question (each, a “Trading Market”), prepare and file with such Trading Market an additional shares listing application covering all of the Registrable Securities, (B) take all steps necessary to cause such Common Stock to be approved for quotation or listing, as applicable, on each Trading Market as soon as possible thereafter, (C) provide to Bacterial Robotics evidence of such listing, and (D) except as set forth in Section 6.1(iv), during the Effectiveness Period, maintain the listing of such Common Stock on each such Trading Market.

(viii) Prior to any public offering of Registrable Securities, use commercially reasonable efforts to register or qualify or cooperate with Bacterial Robotics in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or state blue sky laws of such jurisdictions within the United States as Bacterial Robotics requests in writing, to keep each such registration or qualification (or exemption therefrom) effective for so long as required, but not to exceed the duration of the Effectiveness Period, and to do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by a Registration Statement; provided, however, that Tauriga shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(ix) Cooperate with Bacterial Robotics to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to a Registration Statement, which certificates shall be free, to the extent permitted by this Agreement and under law, of all restrictive legends, and to enable such certificates to be in such denominations and registered in such names as Bacterial Robotics may reasonably request.

(x) Upon the occurrence of any event described in Section 6.2(iii)(G), as promptly as reasonably possible, prepare a supplement or amendment, including a post-effective amendment, to the Registration Statement or a supplement to the related prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither the Registration Statement nor such prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(xi) Cooperate with any reasonable due diligence investigation undertaken by Bacterial Robotics in connection with the sale of Registrable Securities, including, without limitation, by making available documents and information; provided that Tauriga will not deliver or make available to Bacterial Robotics material, nonpublic information unless Bacterial Robotics requests in advance in writing to receive material, nonpublic information and agrees to keep such information confidential.

(xii) Comply with all rules and regulations of the SEC applicable to the registration of the Warrant Shares.

(xiii) Tauriga shall comply with all applicable rules and regulations of the SEC under the Securities Act and the Exchange Act, including, without limitation, Rule 172 under the Securities Act, file any final prospectus, including any supplement or amendment thereof, with the SEC pursuant to Rule 424 under the Securities Act, promptly inform Bacterial Robotics in writing if, at any time during the Effectiveness Period, Tauriga does not satisfy the conditions specified in Rule 172 and, as a result thereof, Bacterial Robotics is required to make available a prospectus in connection with any disposition of Registrable Securities and take such other actions as may be reasonably necessary to facilitate the registration of the Registrable Securities hereunder.

6.3 Obligations of Bacterial Robotics.

(i) It shall be a condition precedent to the obligations of Tauriga to complete the registration pursuant to this Agreement with respect to the Registrable Securities that Bacterial Robotics furnish to Tauriga such information and complete such forms and questionnaires regarding itself, the Registrable Securities and other shares of Common Stock held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect the registration of such Registrable Securities and shall complete and execute such documents in connection with such registration as Tauriga may reasonably request.  At least ten (10) business days prior to the first anticipated filing date of a Registration Statement, Tauriga shall notify Bacterial Robotics of the information Tauriga requires from Bacterial Robotics (the “Requested Information”).  If at least two (2) business days prior to the anticipated filing date Tauriga has not received the Requested Information from Bacterial Robotics, then Tauriga may file the Registration Statement without including any Registrable Securities of Bacterial Robotics and Tauriga shall have no further obligations under this Article VI to Bacterial Robotics after such Registration Statement has been declared effective.

(ii) Bacterial Robotics agrees to cooperate with Tauriga in connection with the preparation and filing of a Registration Statement hereunder.

(iii)          Bacterial Robotics agrees that, upon receipt of any notice from Tauriga of the occurrence of any event of the kind described in Sections 6.2(iii)(E), (F) or (G) it shall immediately discontinue its disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until its receipt of the copies of the supplemented or amended prospectus contemplated by Sections 6.2(iii)(G) and, if so directed by Tauriga, Bacterial Robotics shall deliver to Tauriga (at the expense of Tauriga) or destroy (and deliver to Tauriga a certificate of destruction) all copies in Bacterial Robotics’ possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

(iv)          Bacterial Robotics acknowledges that it may be deemed to be a statutory underwriter within the meaning of the Securities Act with respect to the Registrable Securities being registered for resale by it, and consents to the inclusion in such Registration Statement of a disclosure to such effect.

(v) Bacterial Robotics agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it in connection with sales of Registrable Securities pursuant to the Registration Statement and shall sell its Registrable Securities in accordance with the plan of distribution set forth in the prospectus.

(vi) Bacterial Robotics agrees that the removal of the restrictive legend from certificates representing shares as set forth in Section 5.1 is predicated upon Tauriga’s reliance that Bacterial Robotics will comply with the provisions of this subsection. Both Tauriga and the transfer agent, and their respective directors, officers and Representatives, may rely on this subsection.

6.4 Registration Expenses.  Tauriga shall pay all fees and expenses incident to the performance of or compliance with Article VI of this Agreement by Tauriga, including without limitation (a) all registration and filing fees and expenses, including without limitation those related to filings with the SEC, any Trading Market and in connection with applicable state securities or blue sky laws, (b) printing expenses (including without limitation expenses of printing certificates for Registrable Securities), (c) messenger, telephone and delivery expenses, (d) fees and disbursements of counsel for Tauriga, (e) fees and expenses of all other persons retained by Tauriga in connection with the consummation of the transactions contemplated by this Agreement, and (f) all listing fees to be paid by Tauriga to the Trading Market.

6.5 Indemnification

(i) Indemnification by Tauriga.  Tauriga shall, notwithstanding any termination of this Agreement, indemnify and hold harmless Bacterial Robotics, its affiliates, any person who controls Bacterial Robotics within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, their respective officers, directors and Representatives, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages or liabilities (“Losses”) to which such person may become subject under the Securities Act or otherwise, insofar as such Losses arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or an omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, not misleading, or arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any prospectus or an omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and Tauriga hereby agrees to reimburse such person for all reasonable legal and other expenses incurred by them in connection with investigating or defending any such action or claim as and when such expenses are incurred; provided, however, that Tauriga shall not be liable to any such person in any such case to the extent that, that (A) such untrue statements, alleged untrue statements, omissions or alleged omissions are based solely upon information regarding Bacterial Robotics furnished in writing to Tauriga by Bacterial Robotics for use therein, or to the extent that such information relates to Bacterial Robotics or Bacterial Robotics’ proposed method of distribution of Registrable Securities and was reviewed and expressly approved by Bacterial Robotics in writing expressly for use in the Registration Statement, or (B) with respect to any prospectus, if the untrue statement or omission of material fact contained in such prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented, if such corrected prospectus was timely made available by Tauriga to Bacterial Robotics, and the person seeking indemnity hereunder was advised in writing not to use the incorrect prospectus prior to the use giving rise to Losses.

(ii) Indemnification by Bacterial Robotics.  Bacterial Robotics shall, jointly and severally, indemnify and hold harmless Tauriga, its affiliates, each person who controls Tauriga within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, their respective directors, officers and Representatives to the fullest extent permitted by applicable law, from and against all Losses arising solely out of any untrue statement of a material fact contained in the Registration Statement, any prospectus, or any form of prospectus, or in any amendment or supplement thereto, or arising out of or relating to any omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading, but only to the extent that (i) such untrue statements or omissions are based solely upon information regarding Bacterial Robotics furnished to Tauriga by Bacterial Robotics in writing expressly for use therein, or to the extent that such information relates to Bacterial Robotics or its proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by Bacterial Robotics expressly for use in the Registration Statement (it being understood that the information provided by Bacterial Robotics to Tauriga in any certificate or plan of distribution, and other information provided by Bacterial Robotics to Tauriga in or pursuant to this Agreement constitutes information reviewed and expressly approved by Bacterial Robotics in writing expressly for use in the Registration Statement), such prospectus or such form of prospectus or in any amendment or supplement thereto.  In no event shall the liability of Bacterial Robotics under this Article VI be greater in amount than the dollar amount of the net proceeds received by Bacterial Robotics upon the sale of the Registrable Securities giving rise to such indemnification obligation.

(iii) Conduct of Indemnification Proceedings.  If any action, claim, suit, investigation or proceeding (“Proceeding”) shall be brought or asserted against any person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that such failure materially adversely prejudiced the Indemnifying Party.

An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless:  (A) the Indemnifying Party has agreed in writing to pay such fees and expenses; or (B) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (C) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and the reasonable fees and expenses of separate counsel shall be at the expense of the Indemnifying Party).  It shall be understood, however, that the Indemnifying Party shall not, in connection with any one such Proceeding (including separate Proceedings that have been or will be consolidated before a single judge) be liable for the fees and expenses of more than one separate firm of attorneys at any time for all Indemnified Parties, which firm shall be appointed by a majority of the Indemnified Parties.  The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld.  No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

All reasonable fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within twenty (20) business days of written notice thereof to the Indemnifying Party (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder; provided, that the Indemnifying Party may require such Indemnified Party to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification hereunder).

(iv) Contribution.  If a claim for indemnification under Section 6.5(a) or  (b) is unavailable to an Indemnified Party (by reason of public policy or otherwise), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations.  The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission.  The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to Section 6.5(iii), any reasonable attorneys’ or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6.5(iv) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph.  Notwithstanding the provisions of this Section 6.5(iv), Bacterial Robotics shall not be required to contribute pursuant to this Article VI, in the aggregate, any amount in excess of the amount by which the net proceeds actually received by it from the sale of the Registrable Securities subject to the Proceeding exceed the amount of any damages that Bacterial Robotics has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

The indemnity and contribution agreements contained in this Section are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.

ARTICLE 7

MISCELLANEOUS

7.1 Publicity.  The Parties agree that as soon as possible after the execution and delivery of this Agreement, and in any event within four (4) business days of the Closing Date, the Parties will agree upon and mutually issue a press release as to the Parties’ entry into this Agreement. The Parties agree that it is intended that the spirit of the Agreement be to publicly demonstrate the partnership between Bacterial Robotics, Bacterial Robotics and Tauriga to jointly bring innovative technology, products and solutions to the nuclear wastewater treatment market.

7.2 Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the Parties and their successors and permitted assigns.  Neither party may assign this Agreement or any rights or obligations hereunder without the prior written consent of the other Party.

7.3 No Third-Party Beneficiaries.  This Agreement is intended for the benefit of the Parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person, except that each Indemnified Party is an intended third party beneficiary of Section 6.5 and (in each case) may enforce the provisions of such Section directly against the Parties with obligations thereunder.

7.4 Independent Contractor; No Agency.  Nothing in this Agreement shall in any way be construed to constitute either Party as an agent, employee or representative of the other Party, and the Parties shall perform their respective obligations as independent contractors. The Parties shall not be considered to have formed a general or limited partnership or other similar business entity that may be subject to partnership or other laws.  Neither Party shall make any warranties or representations on behalf of the other Party. Each Party shall be solely responsible for payment of all compensation owed to its employees, as well as employment-related taxes.

7.5 Venue; Waiver of Jury Trial.  ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.  THE PARTIES HEREBY IRREVOCABLY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN FOR THE ADJUDICATION OF ANY DISPUTE BROUGHT BY THE COMPANY OR ANY INVESTOR HEREUNDER, IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN (INCLUDING WITH RESPECT TO THE ENFORCEMENT OF ANY OF THE TRANSACTION DOCUMENTS), AND HEREBY IRREVOCABLY WAIVE, AND AGREE NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING BROUGHT BY A PARTY, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, OR THAT SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER.  EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF VIA REGISTERED OR CERTIFIED MAIL OR OVERNIGHT DELIVERY (WITH EVIDENCE OF DELIVERY) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF.  NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW.  THE COMPANY AND INVESTORS HEREBY WAIVE ALL RIGHTS TO A TRIAL BY JURY.

7.6 Equitable relief.  Each Party acknowledges that any material breach of this Agreement by it may result in irreparable harm to the other Party for which there may not be an adequate remedy at law.  Accordingly, in such event, a Party will be entitled to seek preliminary or temporary equitable relief in any federal or state court of competent jurisdiction, without the necessity of posting bond unless otherwise required by applicable law.

7.7 Notices.  Any notice or report required or permitted by this Agreement shall be deemed given if delivered personally or if sent by either Party to the other by facsimile, overnight courier or certified or registered first class air mail, return receipt requested and postage prepaid, at such other Party’s principal place of business at the address set forth below or such other address as either Party may specify in writing.  If by facsimile, delivery shall be deemed effective when sent in accordance with the above provisions.  If by overnight courier, delivery shall be deemed effective one (1) business day after dispatch for overnight delivery in accordance with the above provisions.  If by mail, delivery shall be deemed effective four (4) business days after mailing in accordance with the above provisions.

If to Tauriga:
Tauriga Sciences, Inc.
39 Old Ridgebury Road, Suite C4
Danbury, CT 06180
Attn:  Seth M. Shaw
Telephone: 514-840-3697
Fax:  514-221-3336

With a copy to:
Nixon Peabody LLP
437 Madison Avenue
New York, New York 10014
Attn: Theodore J. Ghorra, Esq.
Telephone: 212-940-3072
Fax:  855-856-7298

If to Bacterial Robotics:

Bacterial Robotics, LLC
P.O. Box 30085
Cincinnati, OH  45230
Attn: Jason E. Barkeloo
Telephone: (513) 225-8765

With a copy to:

Shaub & Williams LLP
12121 Wilshire Blvd. Ste. 205
Los Angeles, CA 90025
Attn: David R. Shaub and
Lisbeth Bosshart Merrill
Telephone: (310) 826-6678
Fax:  (310) 926-8042

7.8 No Waiver.  No waiver of any term or condition of this Agreement shall be valid or binding on either Party unless the same shall be been mutually assented to in writing by both Parties.  The failure of either Party to enforce at any time any of the provisions of this Agreement, or the failure to require at any time performance by the other Party of any of the provisions of this Agreement, shall in no way be construed to be a present or future waiver of such provisions, nor in any way affect the right of either Party to enforce each and every such provision thereafter.  The express waiver by either Party of any provision, condition or requirement of this Agreement shall not constitute a waiver of any future obligation to comply with such provision, condition or requirement.

7.9 Severability.  If any provision in this Agreement shall be found or be held to be invalid or unenforceable in any jurisdiction in which this Agreement is being performed, then the meaning of said provision shall be construed, to the extent feasible, so as to render the provision enforceable, and if no feasible interpretation would save such provision, it shall be severed from the remainder of this Agreement which shall remain in full force and effect.  In such event, the Parties shall negotiate, in good faith, a substitute, valid and enforceable provision which most nearly effects the Parties’ intent in entering into this Agreement.

7.10 Amendment.  This Agreement may not be amended in any respect other than by written instrument executed by the Party against whom enforcement is sought.

7.11 Entire Agreement.  The terms and conditions herein contained constitute the entire agreement between the Parties and supersede all previous agreements and understandings, whether oral or written, between the Parties hereto with respect to the subject matter hereof and no agreement or understanding varying or extending the same shall be binding upon either Party hereto unless in a written document which expressly refers to this Agreement and which is signed by the party to be bound thereby.

7.12 Counterparts.  This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.  Delivery of counterparts may occur by electronic means.

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed on the dates below.

TAURIGA SCIENCES, INC.

Date:	By:	/s/
Name:
Title:

BACTERIAL ROBOTICS, LLC

Date:	By:	/s/
Name:
Title: